EXHIBIT 99.1
Smart Move, Inc. Reports Second Quarter 2008 Revenue Increase
Comparable Revenue Increase of 30%
Moves In Progress Increase of 96%
Denver, Colorado — (Business Wire) — August 14, 2008 — Smart Move, Inc. (AMEX: MVE) today reported financial results for its second quarter ended June 30, 2008.
Highlights and items of significance for the second quarter of 2008 include:
•	Revenues increased 30% to $1,747,135 for the 2nd Quarter 2008 as compared to 2nd Quarter 2007.
•	Moves in progress increased 96% to $2,294,000 at June 30, 2008.
•	The Company began providing its services to third party corporate relocation companies in June 2008 adding an additional revenue channel.
•	Smart Move now maintains strategic business relationships with five major van line operators as contrasted with only one van line partner in 2007.
“I am pleased to report that each quarter Smart Move has consistently increased bookings and sales thanks to the efforts of our internal sales team,” commented Chris Sapyta, President and Chief Executive Officer. “To put these sales developments in perspective, we are just now in our third full moving season and the company is beginning to benefit from brand recognition, referrals and repeat customers. This momentum, combined with our improved web presence, has increased internal sales opportunities. Operationally we continue to aggressively monitor and reduce our costs of moving and storage. I think it important to note that our sales have increased by 30% this quarter over prior year 2007’s comparable sales during the same three month period, while our direct costs of sales have increased by only 6% over the same three month period as compared to second quarter 2007. In addition, our selling, general and administrative costs have remained flat as compared with the prior year periods, demonstrating the success of our efforts to increase operating leverage on these expenses. (see table below).
Sapyta also added that “We continue to face hurdles in funding our operations. Securing the additional capital we need to implement and advance our business model continues to command our urgent attention, as we’ve discussed in our 10-Q for the quarter ended June 30, 2008”.
The Company believes another true benchmark of growth is the 96% increase in its moves in progress over the comparable period ending June 30, 2007. (Moves in progress represent the anticipated future revenue of the Company for existing customer contracts that for accounting purposes cannot be recognized in the current period until the move has been completed.)
Reported Sales and Cost of Operations for the Second Quarter 2008

	3 months ended June 30,		Increase/	% Increase/
	2008	2007	(Decrease)	(Decrease)
	(unaudited)	(unaudited)

Sales	$1,747,135	$1,344,171	$402,964	30%

Cost of moving and storage (excluding depreciation and amortization)	1,700,403	1,609,526	90,877	6%

Gross profit (loss) excluding depreciation and amortization	46,732	(265,355)	312,087	-118%

Total selling, general and administrative expenses	1,595,739	1,573,461	22,278	1%

Operating loss including depreciation and amortization	(2,162,112)	(2,716,524)	554,412	-20%

Net loss	$(3,058,204)	$(2,454,639)	$(603,565)	25%

Second Quarter 2008 Results
Smart Move’s comparable revenue for the second quarter increased by $402,964 to $1,747,135, an increase of 30%. The operating loss for the three month period decreased by $554,412 compared to the operating loss incurred in the three months ended June 30, 2007. The net loss increased $603,565 to $3,058,204 at June 30, 2008. The increase in the net loss is due primarily to:
•	An income tax benefit of $1,387,000 in 2007 compared to none in 2008.
•	Increase in non-cash compensation of $52,618
•	Decrease in depreciation expense of $268,418
•	Decrease of interest expense of $279,236
Conference Call
The Company will host a conference call to discuss second quarter 2008 financial results on Friday, August 15, 2008 at 12:00pm (noon) Eastern. Hosting the call will be Chris Sapyta, Chief Executive Officer.
The conference call can be accessed live over the phone by dialing 800-240-5318, or for international +303-262-2054. A replay will be available one hour after the call and can be accessed from the Company’s website at www.gosmartmove.com under the investor relations section.
About Smart Move, Inc.
Smart Move is an innovative logistics company providing services through deployment of a fleet of Company-owned, SmartVault™ shipping containers to execute the movement of goods. Smart Move utilizes its proprietary and licensed technologies to efficiently manage its fleet of assets, providing superior security, scheduling flexibility and expedited service on behalf of its customers and alliance partners. Smart Move sells its services direct to moving consumers, and provides moving capacity and guaranteed logistic services to van lines and agents nation wide. Smart Move has operations in the top 60 cities in the USA and can service over 92 percent of the US population. http://www.gosmartmove.com
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,”, “indicate”, “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions. These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in laws or regulations and risks related to development activities as described in our registration statement on Form SB-2 filed for Smart Move’s initial public offering, and other risk factors described from time to time in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007.
Contact:
Smart Move, Inc.
Pete Bloomquist, 303-339-9558, pete@gosmartmove.com

Balance Sheet

	June 30,	December 31,
Condensed Balance Sheet	2008	2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$156,433	$369,189
Accounts receivable trade, net of allowance of $32,000 and $45,000, respectively	282,028	80,112
Packing supplies	90,905	94,437
Contracts in process	952,258	517,485
Prepaids and other	132,866	146,259

Total current assets	1,614,490	1,207,482

Property and equipment, net	14,474,454	15,942,718
Other assets	190,921	113,546

	14,665,375	16,056,264

Total assets	$16,279,865	$17,263,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$2,276,378	$2,550,281
Accrued interest	822,668	435,804
Deferred revenue	827,356	456,247
Current portion of long-term debt and notes payable, net of discounts of $3,199,227 and $1,051,310, respectively	1,934,440	409,070
Derivative liability	1,607,340	--
Current portion of obligations under capital leases	95,655	91,648

Total current liabilities	7,563,837	3,943,050

Long-term liabilities:
Long-term debt and notes payable, less current portion, net of discounts of $3,207,424 and $3,552,103, respectively	6,777,031	6,353,045
Obligations under capital leases, less current portion	92,984	145,653

Total long-term liabilities	6,870,015	6,498,698

Total liabilities	14,433,852	10,441,748

Commitments and contingent liabilities

Shareholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 12,399,623 and 10,979,699 issued and outstanding, respectively	1,239	1,097
Additional paid-in-capital	22,062,391	20,807,395
Accumulated deficit	(20,217,617)	(13,986,494)

Total shareholders’ equity	1,846,013	6,821,998

Total liabilities and shareholders’ equity	$16,279,865	$17,263,746

Statements of Operations

	Three Months Ended June 30,
	2008	2007
	(unaudited)

Sales	$1,747,135	$1,344,171

Cost of moving and storage	1,700,403	1,609,526
Depreciation and amortization	613,105	877,708

Total cost of moving and storage	2,313,508	2,487,234

Gross loss	(566,373)	(1,143,063)

Selling, general and administrative expenses	1,561,447	1,535,354
Depreciation and amortization	34,292	38,107

Total selling, general and administrative expenses	1,595,739	1,573,461

Operating loss	(2,162,112)	(2,716,524)

Other income (expense):
Interest income	443	110,654
Interest expense	(956,533)	(1,235,769)
Gain on value of derivative liability	59,998	—

Total other expense	(896,092)	(1,125,115)

Loss before income tax benefit	(3,058,204)	(3,841,639)
Income tax benefit	—	(1,387,000)

Net loss	$(3,058,204)	$(2,454,639)

Net loss per share:

Basic and diluted	$(0.25)	$(0.23)

Shares used to compute net loss per share:
Basic and diluted	12,399,623	10,476,941

Statements of Operations

	Six Months Ended June 30,
	2008	2007
	(unaudited)

Sales	$2,892,425	$2,292,119

Cost of moving and storage	2,893,396	2,665,131
Depreciation and amortization	1,374,519	1,310,725

Total cost of moving and storage	4,267,915	3,975,856

Gross loss	(1,375,490)	(1,683,737)

Selling, general and administrative expenses	3,237,484	3,214,353
Depreciation and amortization	69,297	67,620

Total selling, general and administrative expenses	3,306,781	3,281,973

Operating loss	(4,682,271)	(4,965,710)

Other income (expense):
Interest income	4,294	259,730
Interest expense	(2,043,080)	(1,639,918)
Gain on value of derivative liability	851,915	—
Loss on debt extinguishment	(361,981)	—

Total other expense	(1,548,852)	(1,380,188)

Loss before income tax benefit	(6,231,123)	(6,345,898)
Income tax benefit	—	(2,367,000)

Net loss	$(6,231,123)	$(3,978,898)

Net loss per share:

Basic and diluted	$(0.51)	$(0.39)

Shares used to compute net loss per share:
Basic and diluted	12,282,926	10,324,861